CORPORATE ACCESS NUMBER: 208299602


                                    ALBERTA


                           BUSINESS CORPORATIONS ACT


                                  CERTIFICATE

                                       OF

                                 INCORPORATION


                             RHONDA NETWORKDS INC.
                   WAS INCORPORATED IN ALBERTA ON 1999/04/07.



                                             [SEAL OF REGISTRAR OF CORPORATIONS]

                            Articles of Incorporation
                                       For
                              RHONDA NETWORKS INC.

Classes of Shares:                          SEE SCHEDULE "A" ATTACHED
Number of Directors:
Maximum Number of Directors:                5
Minimum Number of Directors:                2
Restriction on Business To:                 NO RESTRICTIONS
Restrictions on Business From:              NO RESTRICTIONS
Restrictions on Share Transfers:            SEE SCHEDULE "B" ATTACHED
Other Rules or Provisions:                  N/A

                           THIS IS SCHEDULE "A" TO THE
                            ARTICLES OF INCORPORATION
                               RHOND NETWORKS INC.


The shares which the Corporation is authorized to issue are:

     (a) an unlimited number of Common Shares, the holders of which are entitled:

          (i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares other than this class are entitled to vote; and

          (ii) to receive any dividend declared by th Corporation on this class of shares; and

          (iii)subject to the rights, privileges and restrictions normally attached to common shares; and

     (b) an unlimited number of Preferred Shares which, as a class, have attached thereto the following:

          (i) The Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, retraction, purchase and conversion, if any, and any sinking fund or other provisions.

          (ii) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common Shares of the Corporation ranking by their terms junior to the Preferred Shares of that series. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and any other shares of the Corporation ranking by their terms junior to such Preferred Shares as may be fixed in accordance with clause (b)(i); and

          (iii)if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate ratably in respect of accumulated dividends and return of capital; and


                           THIS IS SCHEDULE "B" TO THE
                            ARTICLES OF INCORPORATION
                              RHONDA NETWORKS INC.

The number of shareholders for the time being of the Corporation shall be limited to fifty (50) or less (exclusive of persons who are in the employment of the Corporation or that of an affiliate, and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in such employment and have continued after the termination of such employment, to be shareholders of the Corporation) provided that where two or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder.

No invitation shall be made to the public to subscribe for any shares, debentures or securities (as the term "securities" is defined by the Securities Act (Alberta) or any successor legislation of the Corporation.

Incorporate Alberta Corporation - Registration Statement

Service Request Number:                          1159144
Alberta Corporation Type:                        Named Alberta Corporation
Legal Entity Name:                               RHONDA NETWORKS INC.
French Equivalent Name:
Nuans Report Number:                             64115845
Nuans Report Date:                               1999/05/06
French Name Nuans Report Number:
French Name Nuans Report Date:
REGISTERED ADDRESS
Street:                                          810, 540 5th AVENUE, S.W.
Legal Description:
City:                                            CALGARY
Province:                                        ALBERTA
Postal Code:                                     T2P 0M2
RECORDS ADDRESS
Street:                                          810, 540 5th AVENUE, S.W.
Legal Description:
City:                                            CALGARY
Province:                                        ALBERTA
Postal Code:                                     T2P 0M2
ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:
Classes Of Shares and any
Maximum Number (within each class):              SEE SCHEDULE "A" ATTACHED
Restrictions On Share Transfers:                 SEE SCHEDULE "B" ATTACHED
Minimum Number Of Directors:                     2
Maximum Number of Directors:                     5
Restrictions On Business To:                     NO RESTRICTIONS
Restrictions On Business From:                   NO RESTRICTIONS
Other Provisions:                                N/A
Professional Endorsement Provided:
Directors Issue Shares In Series:
Future Dating Required:
Registration Date:                               1999/05/07

Directors

Last Name:                          ALSTON
First Name:                         JOHN
Middle Name:                                MILLWARD
Street/Box Number:                  23 CAMBRIDGE PLACE N.W.
City:                               CALGARY
Province:                           ALBERTA
Postal Code:                        T2K 1P8
Country:                            CANADA
Appointment Date:                   1999/05/07
Resident Canadian:                  Y
Status:                             Active

Last Name:                          ALSTON
First Name:                         Glen
Middle Name:                                Robert
Street/Box Number:                  604 MACEWAN DRIVE N.W.
City:                               CALGARY
Province:                           ALBERTA
Postal Code:                        T3K 3T9
Country:                            CANADA
Appointment Date:                   1999/05/07
Resident Canadian:                  Y
Status:                             Active

Attachments

Attachment Type                       Microfilm Bar Code     Date Recorded
---------------                       ------------------     -------------
Share Capital                              ELECTRONIC          1999/05/07
Restrictions on Share Transfers            ELECTRONIC          1999/05/07